UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – October 23, 2007

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH	1-8796	87-0407509
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 23, 2007, the Board of Directors amended the Company’s Executive Severance Compensation Plan to comply with Regulation 409A, to clarify its relationship with other executive plans and to make various other changes. The amended Plan is attached as Exhibit 99.1.

October 23, 2007, the Board of Directors amended the Company’s Deferred Compensation Plan for Directors to allow a director 30 days in which to make an election whether to defer, to require that elections to defer be made as to all fees, not some portion and to include phantom grants made in lieu of restricted stock grants. The amended Plan is attached as Exhibit 99.2.

On October 23, 2007, the Board of Directors froze benefits under the Company’s Executive Incentive Retirement Plan.

Item 9.01  Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Exhibit

99.1

Questar Corporation Executive Severance Compensation Plan

99.2

Questar Corporation Deferred Compensation Plan for Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

(Registrant)

October 24, 2007

/s/ S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

99.1

Questar corporation Executive Severance Compensation Plan

99.2

Questar Corporation Deferred Compensation Plan for Directors

Exhibit 99.1

QUESTAR CORPORATION

EXECUTIVE SEVERANCE COMPENSATION PLAN

(Amended and Restated Effective October 23, 2007)

QUESTAR CORPORATION
EXECUTIVE SEVERANCE COMPENSATION PLAN

(Amended and Restated Effective October 23, 2007)

ARTICLE I
INTRODUCTION

The Board of Directors of Questar Corporation recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists.  This possibility, and the uncertainty it creates with executives, may be detrimental to the Company and its shareholders if executives are distracted and/or leave the Company.

The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its shareholders.  The Board also believes that when a Change in Control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested service from executive employees regarding the best interests of the Company and its shareholders without concern that the executive employees might be distracted or concerned by their personal uncertainties and risks created by the perception of an imminent or occurring Change in Control.

In addition, the Board believes that it is consistent with the Company’s employment practices and policies and in the best interests of the Company and its shareholders to treat fairly its executive employees whose employment terminates in connection with or following a Change in Control.

Accordingly, the Board has determined that appropriate steps should be taken to assure the Company and its Affiliates of the executive employees’ continued employment and attention and dedication to duty, and to seek to ensure the availability of their continued service, notwithstanding the possibility, threat or occurrence of a Change in Control.

In order to fulfill the above purposes, the Board hereby amends and restates the Questar Corporation Executive Severance Plan (the “Plan”) effective as of the Effective Date, as set forth below.

ARTICLE II

ESTABLISHMENT OF PLAN

As of the Effective Date, the Company hereby amends and restates its separation compensation plan known as the Questar Corporation Executive Severance Compensation Plan, as set forth in this document.

ARTICLE III

DEFINITIONS

As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

(a)

Affiliate.  Any entity which controls, is controlled by or is under common control with the Company.

(b)

Annual Cash Incentive Plans.  The Company’s Annual Management Incentive Plan and Annual Management Incentive Plan II, and any successor or replacement annual cash incentive plans or arrangements.

(c)

Annual Base Salary.  The Participant’s gross annual base salary in effect immediately prior to the Change in Control.

(d)

Average Annual Bonus Amount.  The higher of:  (i) the average of the annual bonuses a Participant actually received under the Company’s Annual Cash Incentive Plans for the Look-Back Period; or (ii) the

average annual target bonuses established for the Participant under the Company’s Annual Cash Incentive Plans for the Look-Back Period.  In the event a Participant’s Date of Termination occurs prior to payment of the annual bonus under the Annual Cash Incentive Plans for the most recently completed fiscal year, the amount actually received for such year for purposes of (i) above shall be deemed to be the target bonus amount established for the Participant under the Annual Cash Incentive Plans for such year.

(e)

Board.  The Board of Directors of the Company.

(f)

Cause.  Cause shall mean:  (i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or one of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), following written demand for substantial performance delivered to the Participant by the Board or the Chief Executive Officer of the Company; or (ii) the willful engaging by the Participant in conduct which is materially injurious to the Company or any Affiliate.  For purposes of this definition, no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant without reasonable belief that the Participant’s action or omission was in the best interests of the Company or any Affiliate.  The Company, acting through its Board of Directors, must notify the Participant in writing that the Participant’s employment is being terminated for “Cause”.  The notice shall include a list of the factual findings used to sustain the judgment that the Participant’s employment has been terminated for “Cause”.

(g)

Change in Control.  A Change in Control shall be deemed to have occurred if:  (i) any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act’)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, as of May 19, 1998, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on May 19, 1998, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the Company’s stockholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.  A Change in Control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.

(h)

Code.  The Internal Revenue Code of 1986, as amended from time to time.

(i)

Company.  Questar Corporation and any successor to such entity.

(j)

Compensation.  The Participant’s remuneration taken into account under the Retirement Plan for purposes of calculating benefits under such plan.  With regard to benefit calculations under the SERP, Compensation shall have the meaning set forth in the previous sentence, but shall be modified to include all amounts in excess of the compensation limit established by Section 401(a)(17) of the Code and all amounts deferred under the terms of the Company’s non-qualified deferred compensation plans.

(k)

Date of Termination.  The date on which a Participant ceases to be an Employee of the Company and its Affiliates as a result of a “separation from service” as determined in accordance with the default provisions of Section 409A of the Code and the Internal Revenue Service and Treasury guidance thereunder.

(l)

Disability.  A condition that renders a Participant unable to engage in any substantial, gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.  The foregoing definition of “Disability” shall be interpreted in a manner consistent with Section 409A of the Code and the Internal Revenue Service and Treasury guidance thereunder.

(m)

Effective Date.  October 23, 2007.

(n)

Eligible Employee.  Any executive officer of any Employer.

(o)

Employer.  The Company or any Affiliate which participates in the Plan pursuant to Article IX hereof.

(p)

ERISA.  The Employee Retirement Income Security Act of 1974, as amended from time to time.

(q)

Good Reason.  Good Reason, with respect to a Participant’s termination of employment, means any of the following events or conditions which occur without the Participant’s written consent, and which remain in effect after notice has been provided by the Participant to the Company of such material reduction and the expiration of a 30 day cure period: (i) a material diminution in the Participant’s base compensation; (ii) a material diminution in the Participant’s authority, duties, or responsibility; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board; (iv) a material diminution in the budget over which the Participant retains authority; (v) a material change in the geographic location at which the Participant performs services; or (vi) any other action or inaction that constitutes a material breach by the Company or its Affiliates of the Participant’s employment agreement (if any).  The Participant’s notification to the Company must be in writing and must occur within a reasonable period of time, not to exceed 90 days, following the Participant’s discovery of the relevant event or condition.

(r)

Long-Term Cash Incentive Plan.  The Company’s Long-Term Cash Incentive Plan, or any successor or replacement multi-year cash incentive plan(s) or arrangement(s).

(s)

Look-Back Period.  The last three full fiscal years immediately prior to the Change in Control, or such shorter number of full fiscal years that the Participant was actually employed by an Employer.

(t)

Participant.  An individual who is designated as such pursuant to Section 4.1.

(u)

Plan.  The Questar Corporation Executive Severance Compensation Plan, as set forth in this document.

(v)

Plan Administrator.  The Management Performance Committee of the Board.

(w)

Retirement Plan.  The Questar Corporation Retirement Plan, as amended or restated from time to time, or any successor plan.

(x)

Separation Benefits.  The benefits described in Article VI that are provided to qualifying Participants under the Plan.

(y)

SERP.  The Questar Corporation Supplemental Executive Retirement Plan, as amended or restated from time to time, or any successor plan.

(z)

Target Long Term Bonus Amount.  The single target bonus established for the Participant under the Company’s Long Term Cash Incentive Plan for the performance period beginning in the year in which the Date of Termination occurs.   In the event the Participant’s Date of Termination occurs prior to the establishment of the Participant’s target bonus for the performance period beginning in the year in which the Date of Termination occurs, the Target Long Term Bonus Amount shall be the single target bonus established for the Participant under the Company’s Long Term Cash Incentive Plan for the performance period beginning in the year immediately preceding the year in which the Date of Termination occurs.

ARTICLE IV

ELIGIBILITY

4.1

Participation.  The Board shall select from the group of Eligible Employees those individuals who may participate in the Plan.  Any Eligible Employee selected for participation shall become a Participant upon completion of such forms or other documents evidencing his or her consent to the provisions of this Plan as the Board may reasonably request.

4.2

Duration of Participation

(a)

Prior to the occurrence of a Change in Control, a Participant shall continue to participate in the Plan at the sole discretion of the Board, which may terminate the individual’s participation in the Plan at any time, and for any reason.  A Participant shall automatically cease participation in the Plan when he ceases to be an Eligible Employee of any Employer prior to a Change in Control.

(b)

On and after a Change in Control, a Participant shall cease to be a Participant in the Plan if he ceases to be an Eligible Employee of any Employer and is not entitled to payment of a Separation Benefit or any other benefits under the Plan (such as the special tax payment).  A Participant entitled to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid.

ARTICLE V

ENTITLEMENT TO BENEFITS

5.1

Terminations of Employment Which Give Rise to Separation Benefits Under This Plan.  A Participant shall be entitled to Separation Benefits as set forth in Article VI below if, at any time following a Change in Control and prior to the third anniversary of the Change in Control, the Participant has a “separation from service” (as determined in accordance with Section 409A of the Code and the Internal Revenue Service and Treasury guidance thereunder) that is (a) initiated by the Participant’s Employer for any reason other than Cause, death, or Disability, or (b) initiated by the Participant for Good Reason within 60 days following the expiration of the cure period afforded the Company to rectify the condition giving rise to Good Reason.

5.2

Eligibility for Equity Incentive Benefits and Special Tax Payments.  All Participants at the time of a Change in Control shall be eligible to receive the equity incentive benefits provided in Article VII and the special tax payments set forth in Article VIII.

ARTICLE VI

SEPARATION BENEFITS

6.1

Separation Benefits; General.  If a Participant’s employment is terminated in circumstances entitling the participant to Separation Benefits pursuant to Section 5.1, the Company shall provide to such Participant the cash payment set forth in Section 6.2 below, the pro-rata bonuses set forth in Section 6.3 below, the enhanced retirement benefits set forth in Section 6.4 below, the continued welfare benefits as set forth in Section 6.5 below, and the stock option and stock appreciation right benefits set forth in Section 6.6 below.

6.2

Cash Severance.  Participants shall be eligible for cash severance equal to the aggregate of the following amounts:

(a)

an amount equal to two (2) times the Participant’s Annual Base Salary; and

(b)

an amount equal to two (2) times the Participant’s Average Annual Bonus Amount; and

(c)

an amount equal to two (2) times the Participant’s Target Long-Term Bonus Amount.

All cash payments required by this Section 6.2 shall be paid within 10 calendar days of the Participant’s Date of Termination; subject, however, to any payment delay required by Section 6.8(b).

6.3

Pro-Rata Bonus Amounts.  Participants shall be eligible for a cash payment equal to the aggregate of the following pro-rata bonus amounts:

(a)

a bonus equal to the product of (i) the bonus the Participant would have received under the Annual Cash Incentive Plans for the year in which the Date of Termination occurs, multiplied by (ii) a fraction, the numerator of which is the number of months (rounded up to whole months) the Participant was employed during the year in which the Date of Termination occurs, and the denominator of which is 12.   In the event the Date of Termination occurs prior to the establishment of a bonus amount under the Annual Cash Incentive Plans for the year in which the Date of Termination occurs, then, solely for purposes of this Section 6.3(i), the Date of Termination shall be deemed to be December 31st of the immediately preceding year.

(b)

for each of the performance periods outstanding under the Long Term Cash Incentive Plan as of the Date of Termination, a bonus equal to the product of (i) the greater of (A) the target bonus established for the Participant under the Long Term Incentive Plan for such performance period, or (B) the actual bonus that would have been earned by the Participant under the Long Term Incentive Plan for such performance period, multiplied by (ii) a fraction, the numerator of which is the number of months the Participant was employed during the performance period (rounded up to whole months), and the denominator of which is the total number of months in the performance period.   Solely for purposes of determining which performance periods are taken into account for purposes of the preceding sentence, (i) a performance period shall be deemed to be outstanding if payment has yet to occur for such period as of the Date of Termination, even if the actual performance period (i.e. the period over which performance is measured) has already ended, and (ii) a performance period shall not be deemed to be outstanding if a target bonus has yet to be established for such period as of the Date of Termination.

All cash payments required by this Section 6.3 shall be paid within 60 days of the end of the year in which the Date of Termination occurs; subject, however, to any payment delay required by Section 6.8(b).

6.4

Enhanced Retirement Benefits.  Participants shall be entitled to an enhanced retirement benefit generally based on the additional amount the Participant would receive under the Retirement Plan and the SERP (if participating) if the Participant were credited with an additional two years of service under each plan as of the Date of Termination.  Specifically:

(a)

Vested Participants.  Participants who have a vested benefit under the Retirement Plan as of the Date of Termination shall be entitled to an enhanced retirement benefit under this Plan equal to the excess of (i) the benefit accrued under the Retirement Plan and the SERP (if participating) as of the Date of Termination calculated as if (A) the Participant had been credited with two additional years of benefit service under the Retirement Plan (and correspondingly the SERP, if applicable) as of the Date of Termination and (B) the Participant’s compensation for such additional years of benefit service equaled the Participant’s Compensation for the last full fiscal year prior to the Date of Termination, over (ii) the actual benefits accrued under the Retirement Plan and the SERP (if participating) as of the Date of Termination.

(b)

Non-Vested Participants; Participants Ineligible to Participate in Retirement Plan.  Participants who are eligible to participate in the Retirement Plan but do not have a vested benefit under the Retirement Plan as of the Date of Termination shall be entitled to an enhanced retirement benefit under this Plan equal to what would be the Participant’s accrued vested benefit (if any) under the Retirement Plan and the SERP (if participating) as of the Date of Termination if (i) the Participant had been credited with two additional years of vesting and benefit service under the

Retirement Plan (and correspondingly the SERP) as of the Date of Termination, and (ii) the Participant’s compensation for such additional years of service were equal to the Participant’s Compensation for the last full fiscal year prior to the Date of Termination.  For avoidance of doubt, in no event shall a Participant be entitled to benefits under this Section 6.4 if the Participant was ineligible to participate in the Retirement Plan because the Participant’s Employer had not adopted the Retirement Plan for the benefit of its employees.

(c)

Payment of Enhanced Retirement Benefits.  All enhanced retirement benefits shall be paid in a single lump sum within 30 calendar days of the Participant’s Date of Termination; subject, however, to any payment delay required by Section 6.8(b).  The lump sum payment shall be equal to (i) the present value of the enhanced retirement benefit on the Date of Termination, calculated using a standard mortality table referred to as the 1983 Group Annuity Mortality table and an interest rate equal to 80% of the average of the IRS 30-year Treasury Securities Rates for the six-month period preceding the participant’s retirement, plus (ii) interest on such amount, credited monthly from the Date of Termination through the date of payment (taking into account any delay required by Section 6.8(b)), using the appropriate 30-year Treasury bond quoted in the Wall Street Journal on the first business day of each month.  The appropriate 30-year Treasury bond shall be the bond that has the closest maturity date (by month) preceding the month on which interest is to be credited.

6.5

Continued Welfare Benefits.  For six (6) months following the Participant’s Date of Termination, the Participant and his or her family shall be provided without cost medical, dental, disability, accidental death and dismemberment, and life insurance benefits that are the same as, or substantially similar to, the benefits that would have been received during such period had the Participant’s employment not been terminated.  It is the Company’s intent that such benefits shall be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(v) or pursuant to the application of Section 6.8(a), below.  In the event that the benefits provided pursuant to this Section 6.5 are deferred compensation subject to Code Section 409A, the benefits shall be provided in a manner that complies with Code Section 409A and may, if necessary, be provided through the reimbursement of premiums incurred for similar coverage procured by the Participant.  Any such reimbursement shall be made as soon as administrative practicable after the premiums have been incurred (subject, however, to any delay required by Section 6.8(b)) and shall be accompanied by any additional amounts necessary to offset the taxable nature (if any) of such benefit.  Some or all of the benefits required by this Section may be provided through the payment of COBRA premiums or through the Company’s retiree health insurance program.

6.6

Stock Option and Stock Appreciation Right Benefits.  Notwithstanding any shorter period to the contrary in any agreement between a Participant and the Company evidencing a grant of stock options or stock appreciation rights, the Participant shall have a minimum of sixty (60) days following the Date of Termination in which to exercise any vested stock options and stock appreciation outstanding as of the Change in Control.  Nothing in this Section 6.6, however, shall require the Company to continue in effect any stock option or stock appreciation right following a Change in Control, if, pursuant to the terms of the Change in Control, the Participant will receive automatically (on or within a reasonable time following the Change in Control), in cash or marketable securities, the intrinsic value of such awards as of the date of the Change in Control.

6.7

Other Benefits Payable.  To the extent not theretofore paid or provided, the Company shall timely pay or provide (or cause to be paid or provided) to a Participant entitled to Separation Benefits, any other amounts or benefits required to be paid or provided to the Participant or which the Participant is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its Affiliates.  Thus, by way of example and not by way of limitation, benefits earned under the Company’s Deferred Compensation Wrap Plan or SERP shall be unaffected by a Participant’s receipt of benefits hereunder, and shall continue to be payable solely in accordance with the relevant terms of those plans.  Notwithstanding the foregoing, if a Participant is entitled to Separation Benefits under this Plan and is also entitled to severance benefits under any employment agreement or other severance pay plan or policy of the Company, benefits from this Plan will be offset by the amount of the severance benefits or similar amounts received under or payable in accordance with such other agreements, plans, or policies.  In addition, Separation Benefits under this Plan shall also be reduced by any amounts that are paid under the Annual Cash Incentive Plans or Long Term Cash Incentive Plan which are contingent on the Participant’s termination of employment following a Change in Control.

6.8

Code Section 409A; Specified Employees.

(a)

It is the intent of the Company that the Separation Benefits provided in this Article VI qualify as “short-term deferrals” exempt from the application of Code Section 409A.  If it is determined by the Plan Administrator that some or all of the Separation Benefits are not so exempt, then it is the intent of the Company that such Separation Benefits qualify to the maximum extent possible for the Code Section 409A exemption set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii).  To the extent that the Separation Benefits which would otherwise be deferred compensation subject to Code Section 409A exceed the threshold set forth in that regulation, the Plan Administrator will apply the exemption first to the continued welfare benefits set forth in Section 6.5 (to the extent such benefits are deferred compensation subject to Code Section 409A) and thereafter to the Separation Benefits that are payable closest in time to the Date of Termination (determined prior to the application of Section 6.8(b), below), until the exemption has been applied in full.  Any remaining Separation Benefits shall be subject to the provisions of the Plan with regard to Code Section 409A, including the possible delay required by Section 6.8(b), below.

(b)

In the event that the Plan Administrator determines that all or any portion of any Separation Benefits provided under this Article VI are deferred compensation subject to Code Section 409A, then, with respect to any Participant who is a “specified employee” (as defined in Section 409A(2)(B)(i)), all of the Separation Benefits that are deferred compensation subject to Code Section 409A and that would otherwise be payable prior to the date that is six (6) months after the Date of Termination (the “Specified Employee Distribution Date”) shall be withheld by the Company and paid on the Specified Employee Distribution Date or as soon thereafter as is administratively feasible.

ARTICLE VII
EQUITY INCENTIVE BENEFITS

All of a Participant’s stock options, stock appreciation rights, restricted stock awards, and other equity incentive awards shall vest in full immediately prior to a Change in Control.

ARTICLE VIII

SPECIAL TAX PAYMENTS

8.1

Right to Excise Tax Gross-Up.  Except as set forth below, in the event it shall be determined that any payment or distribution by the Company or its affiliates to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Article VIII) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Participant shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

8.2

Determination of Amount; Payment.  Subject to the provisions of Section 8.3, all determinations required to be made under this Article VIII, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm designated by the Company (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Company.  In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Any Gross-Up Payment, as determined pursuant to this Article VIII, shall be paid by the Company to the Participant promptly upon receipt of the Accounting Firm’s determination, but in no event later than the end of Participant’s taxable year next following the taxable year in which the original excise tax on the Payments is remitted to the Internal Revenue Service.  Any determination by the Accounting Firm shall be binding upon the Company and the Participant.  As a result of the possible uncertainty of the Participant’s employment status as of the date of payment and the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should be (or should have been) made (“Underpayment”), consistent with the calculations required to be made hereunder.  In such case, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid promptly by the Company to or for the benefit of the Participant but in no event shall such payment be made later than the end of Participant’s tax year following the tax year in which the Excise Tax is remitted to the Internal Revenue Service.

8.3

IRS Dispute Procedures.  The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment.  Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.  The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

(a)

give the Company any information reasonably requested by the Company relating to such claim;

(b)

take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

(c)

cooperate with the Company in good faith in order to effectively contest such claim; and

(d)

permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.  Without limitation on the foregoing provisions of this Section 8.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount.  Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

8.4

Adjustments.  If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 8.3, the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Company’s complying with the requirements of Section 8.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).  If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 8.3, a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

8.5

Withholding.  All payments to the Participant in accordance with the provisions of this Plan shall be subject to applicable withholding of local, state, Federal and foreign taxes, as determined in the sole discretion of the Company.

ARTICLE IX
PARTICIPATING EMPLOYERS

Any Affiliate of the Company may become a participating Employer in the Plan following approval by the Company.  The provisions of the Plan shall be fully applicable to the Employees of any such Affiliate who are Participants pursuant to Section 4.1.

ARTICLE X
SUCCESSOR TO COMPANY

This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.

In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  In the event of a Change in Control in which the successor fails to expressly and unconditionally assume and agree to perform the Company’s obligations under this Plan, each Participant in the Plan immediately prior to the Change in Control shall be deemed to have separated from service in accordance with Section 5.1 and shall be entitled to the benefits provided hereunder as if the day prior to the date of the Change in Control were the Participant’s Date of Termination.  It is the intent of the Company that, in such event, the benefits provided pursuant to this Section would qualify as “short-term deferrals” exempt from the application of Code Section 409A.

The term “Company,” as used in this Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

ARTICLE XI

DURATION, AMENDMENT AND TERMINATION

11.1

Duration.  If a Change in Control has not occurred, this Plan shall continue indefinitely unless and until terminated by the Board pursuant to Section 11.2, below.  If a Change in Control occurs while this Plan is in effect, the Plan shall continue in full force and effect for three years following such Change in Control, and shall then automatically terminate; provided, however, that all Participants who become entitled to any payments hereunder shall continue to receive such payments notwithstanding any termination of the Plan.

11.2

Amendment or Termination.  The Board may amend or terminate this Plan for any reason prior to a Change in Control.  In the event of a Change in Control, this Plan shall automatically terminate as set forth in Section 11.1 but may not be amended or prematurely terminated.

11.3

Procedure for Extension, Amendment or Termination.  Any amendment or termination of this Plan by the Board in accordance with the foregoing shall be made by action of the Board in accordance with the Company’s charter and by-laws and applicable law.

ARTICLE XII
MISCELLANEOUS

12.1

Full Settlement.  Except as otherwise provided in Section 6.6, the Company’s obligation to make the payments provided for under this Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against a Participant or others.  In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Plan and such amounts shall not be reduced whether or not the Participant obtains other employment.

12.2

Employment Status.  This Plan does not constitute a contract of employment or impose on the Participant or the Participant’s Employer any obligation for the Participant to remain an Employee or change the status of the Participant’s employment or the policies of the Company and its Affiliates regarding termination of employment.

12.3

Confidential Information.  Each Participant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates, and their respective businesses, which shall have been obtained by the Participant during the Participant’s employment by the Company or any of its Affiliates and which shall not be or become public knowledge (other than by acts by the Participant or representatives of the Participant in violation of this Plan).  After termination of a Participant’s employment with the Company or other Employer, the Participant shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.  In no event shall an asserted violation of the provisions of this Section 12.3 constitute a basis for deferring or withholding any amounts otherwise payable under this Plan.

12.4

Named Fiduciary; Administration. The Company is the named fiduciary of the Plan, and shall administer the Plan, acting through the Company’s Management Performance Committee, who shall be the Plan Administrator.  The Plan Administrator shall have full and complete discretionary authority to administer, construe, and interpret the Plan, to decide all questions of eligibility, to determine the amount, manner and time of payment, and to make all other determinations deemed necessary or advisable for the Plan.  The Plan Administrator shall review and determine all claims for benefits under this Plan.

12.5

Claim Procedure.

(a)

Filing a Claim.  All claims and inquiries concerning benefits under the Plan must be submitted to the Plan Administrator in writing.  The claimant may submit written comments, documents, records or any other information relating to the claim.  Furthermore, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.  If an Employee or former Employee makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Company shall treat it as a claim for benefits.

(b)

Review of Claims; Claims Denial.  The Plan Administrator shall initially deny or approve all claims for benefits under the Plan.  If any claim for benefits is denied in whole or in part, the Plan Administrator shall notify the claimant in writing of such denial and shall advise the claimant of his right to a review thereof.  Such written notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which such denial is based, a description of any information or material necessary for the claimant to perfect his claim, an explanation of why such material is necessary and an explanation of the Plan’s review procedure, and the time limits applicable to such procedures.  Furthermore, the notification shall include a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.  Such written notice shall be given to the claimant within a reasonable period of time, which normally shall not exceed ninety (90) days, after the claim is received by the Plan Administrator.

(c)

Appeals.  Any claimant or his duly authorized representative, whose claim for benefits is denied in whole or in part, may appeal such denial by submitting to the Plan Administrator a request for a review of the claim within sixty (60) days after receiving written notice of such denial from the Plan Administrator.  The Plan Administrator shall give the claimant upon request, and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim of the claimant, in preparing his request for review.  The request for review must be in writing.  The request for review shall set forth all of the grounds upon which it is based, all facts in support thereof, and any other matters which the claimant deems pertinent.  The Plan Administrator may require the claimant to submit such additional facts, documents, or other materials as the Plan Administrator may deem necessary or appropriate in making its review.

(d)

Review of Appeals.  The Plan Administrator shall act upon each request for review within sixty (60) days after receipt thereof.  The review on appeal shall consider all comments, documents, records and other information submitted by the claimant relating to the claim without regard to whether this information was submitted or considered in the initial benefit determination.

(e)

Decision on Appeals.  The Plan Administrator shall give written notice of its decision to the claimant.   If the Plan Administrator confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, and specific references to the Plan provisions on which the decision is based.  The notice shall also contain a statement that the claimant is entitled to receive upon request, and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  Information is relevant to a claim if it was relied upon in making the benefit determination or was submitted, considered or generated in the course of making the benefit determination, whether it was relied upon or not.  The notice shall also contain a statement of the claimant’s right to bring an action under ERISA Section 502(a).  If the Plan Administrator has not rendered a decision on a request for review within sixty (60) days after receipt of the request for review, the claimant’s claim shall be deemed to have been approved.  The Plan Administrator’s decision shall be final and not subject to further review within the Company.  There are no voluntary appeals procedures after appellate review by the Plan Administrator.

(f)

Determination of Time Periods.  If the day on which any of the foregoing time periods is to end is a Saturday, Sunday or holiday recognized by the Company, the period shall extend until the next following business day.

12.6

Unfunded Plan Status.  All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment.  No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan.  Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay its obligations under the Plan.

12.7

Attorney Fees; Interest.  The Company agrees to pay as incurred, to the full extent permitted by law, and in accordance with Section 409A, all legal fees and expenses which a Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Participant, or others of the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including as a result of any contest by the Participant about the amount of any payment pursuant to this Plan), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.  The foregoing right to legal fees and expenses shall not apply to any contest brought by a Participant (or other party seeking payment under the Plan) that is found by a court of competent jurisdiction to be frivolous or vexatious.

12.8

Code Section 409A Savings Clause.  It is the intent of the Company that all payments and benefits under this Plan be made in accordance with Code Section 409A or an exception thereto.  To the extent that any payment or benefit would violate Code Section 409A the Committee shall delay or restructure such payment or benefit to the minimum extent necessary to avoid the application of Code Section 409A.

12.9

Validity and Severability.  The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.10

Governing Law.  The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Utah, without reference to principles of conflict of law, except to the extent pre-empted by Federal law.

This amendment and restatement of the Questar Corporation Executive Severance Compensation Plan has been adopted this 24th day of October, 2007, to be effective as of the Effective Date set forth herein.

QUESTAR CORPORATION

By:_______________________________________

Exhibit 99.2

QUESTAR CORPORATION

DEFERRED COMPENSATION PLAN FOR DIRECTORS

Amended and Restated Effective January 1, 2005

QUESTAR CORPORATION

DEFERRED COMPENSATION PLAN FOR DIRECTORS

(Effective January 1, 2005)

ARTICLE 1

INTRODUCTION

1.1

Purpose.  Questar Corporation, a Utah corporation (the “Company”), hereby amends and restates this DEFERRED COMPENSATION PLAN FOR DIRECTORS (the “Plan”), effective as of January 1, 2005, to provide Directors (defined below) of the Company and its participating Affiliates (also defined below) with an opportunity to defer compensation paid to them for their services as Directors and to maintain a deferred compensation account until they cease to serve as Directors of the Company and its Affiliates.

1.2

Status of Plan.  This Plan is intended to be an unfunded, nonqualified deferred compensation arrangement designed to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.  Notwithstanding any other provision herein, this Plan shall be interpreted, operated and administered in a manner consistent with that intention.

ARTICLE 2

DEFINITIONS

For purposes of the Plan and each Program established under the Plan, the following terms or phrases shall have the following indicated meanings, unless the context clearly requires otherwise:

2.1

“409A Change in Control” means a Change in Control that is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in section 409A of the Code and the regulations thereunder, and any successor legislation or guidance that amends, supplements, or replaces same.

2.2

“Account” or “Account Balance” means, for each Participant, the account established for his or her benefit under the Plan, which records the credit on the records of the Employer equal to the amounts set aside under the Plan and the actual or deemed earnings, if any, credited to such account. The Account Balance, and each other specified account or sub-account, shall be a bookkeeping entry only and shall be used solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

2.3

“Affiliate” means any entity that is treated as the same employer as the Company under Sections 414(b), (c), (m), or (o) of the Code (defined below), any entity required to be aggregated with the Company pursuant to regulations adopted under Code Section 409A, or any entity otherwise designated as an Affiliate by the Company.

2.4

“Beneficiary” means that person or persons who become entitled to receive a distribution of benefits under the Plan in the event of the death of a Participant (defined below) prior to the distribution of all benefits to which he or she is entitled.

2.5

“Board” means the board of directors of the Company.

2.6

“Cash Compensation” means compensation payable to a Director in cash for serving as a Director and attending Board and committee meetings as a Director.  Cash Compensation does not include any funds paid to a Director to reimburse expenses.

2.7

“Change in Control” shall be deemed to have occurred if:  (i) any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act’)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the

1

combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, as of May 19, 1998, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on May 19, 1998, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the Company’s stockholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.  A Change in Control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.

2.8

“Code” means the Internal Revenue Code of 1986 and amendments thereto.  Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.9

“Common Stock” means the no par value common stock of the Company.

2.10

“Company” has the meaning set forth in Section 1.1.

2.11

“Disability” means a condition that renders a Participant unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  A Participant shall not be considered to be disabled unless he furnishes proof of the existence of such disability in such form and manner as may be required by regulations promulgated under, or applicable to, Code Section 409A.

2.12

“Director” means a member of the board of directors of the Company or any participating Affiliate.

2.13

“Effective Date” means January 1, 2005.

2.14

“Fair Market Value” means the closing benchmark price of the Company's Common Stock as reported on the composite tape of the New York Stock Exchange for any given valuation date, or if such date is not a trading day, the next preceding trading day.

2.15

“Participant” means any Director who has commenced participation in the Plan in accordance with Article 3.

2.16

“Phantom Stock” means an economic unit equal in value to one share of the Company’s Common Stock, which is issued to a Director as compensation for services performed as a Director.

2.17

“Phantom Stock Agreement” means an agreement entered into between the Company and a Director evidencing the grant of shares of Phantom Stock to the Director.

2.18

“Plan” has the meaning set forth in Section 1.1.

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2.19

“Plan Year” means the fiscal year of the Plan, which shall be the calendar year.

2.20

“Restricted Stock” means Common Stock issued to a Director as compensation for services performed as a Director.

2.21

“Separation from Service” has the meaning set forth under Code Section 409A and the regulations promulgated thereunder, as such may be amended, supplemented or replaced.

2.22

“Unforeseeable Emergency” shall mean a severe financial hardship of the Participant resulting from:  (i) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152(a)); (ii) a loss of the Participant’s property due to casualty; or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Board.

ARTICLE 3

ELIGIBILITY; PARTICIPATION

3.1

Eligibility.  Any Director who votes and is entitled to receive compensation for service as a Director shall be eligible to participate in the Plan as of the first date the individual becomes a Director and meets the eligibility criteria above.  Any Director who was participating in the Plan immediately prior to the Effective Date shall continue to be a Participant in the Plan as of the Effective Date.

3.2

Enrollment and Commencement of Deferrals.  Each eligible Director who wishes to participate in the Plan must timely complete, execute, and return to the Company’s Corporate Secretary such election forms or other enrollment materials as the Board requires.  Such enrollment requirements must be completed within thirty days of the date the Director becomes eligible to participate, in the case of a Director who becomes eligible to participate after the Effective Date.  If an eligible Director fails to complete timely the election forms or other enrollment materials, the Director shall not participate in the Plan until the first day of the first Plan Year beginning after the date he or she completes and returns the enrollment materials to the Board.  Any Director who was participating in the Plan prior to the Effective Date shall continue to be enrolled in the Plan on the Effective Date in accordance with his or her previously filed enrollment/election forms.

3.3

Failure of Eligibility.  If the Board determines, in its sole and absolute discretion, that any Participant no longer meets the eligibility criteria of the Plan, the Participant shall cease active participation in this Plan and all contributions to the Plan by or on behalf of the Participant shall cease.  The Board’s determination shall be final and binding on all persons.

ARTICLE 4

ELECTIONS; AMOUNTS; MODIFICATIONS

4.1

First Year of Plan Participation.  In connection with a Participant's enrollment in the Plan pursuant to Section 3.2, the Participant shall make an irrevocable election for the Plan Year in which the Participant commences participation (i) to defer (or not to defer) all, but not less than all, of his or her Cash Compensation, and (ii) to receive (or not to receive) Phantom Stock in lieu of the Restricted Stock the Participant would otherwise receive during such Plan Year.  The Participant’s deferral election shall apply solely to compensation to be paid with respect to services performed on or after his or her enrollment, except to the extent permissible under Code Section 409A and guidance thereunder.  The Participant’s deferral election shall continue to apply for all succeeding Plan Years unless and until revoked or modified pursuant to Section 4.2, below.

4.2

Subsequent Plan Years.  For each succeeding Plan Year, the Participant may, prior to December 31st of the immediately preceding Plan Year (or such earlier deadline as is established by the Board in its sole discretion) modify or discontinue his or her existing deferral election under the Plan.  Such new election shall remain in effect for

3

subsequent Plan Years unless and until timely modified by the Participant in accordance with this Section.  All modifications shall apply prospectively only and shall not apply to Cash Compensation previously credited under the Plan (or any earning thereon) or Phantom Stock previously received in lieu of Restricted Stock.

ARTICLE 5

ACCOUNTS; DEEMED INVESTMENTS

5.1

Accounts.  The Company shall establish an Account for each Participant with at least two sub-accounts - an Equity Compensation Sub-Account and a Cash Compensation Sub-Account – along with such additional sub-accounts as it deems necessary or desirable for the proper administration of the Plan.  The Equity Compensation Sub-Account shall reflect the value of Phantom Stock issued to the Participant in lieu of Restricted Stock, together with any adjustments for income, gain or loss and any payments from such sub-account as provided herein.  Phantom Stock shall be credited to the Participant’s Equity Compensation Sub-Account and relevant sub-accounts (if any) as of the effective date set forth in the Participant’s Phantom Stock Agreement. The Cash Compensation Sub-Account shall reflect all deferrals of Cash Compensation made by the Participant, together with any adjustments for income, gain or loss and any payments from such sub-account as provided herein.  Cash Compensation deferred by a Participant under this Plan shall be credited to the Participant’s Cash Compensation Account and relevant sub-accounts (if any) as soon as administratively practicable after the amounts would have otherwise been paid to the Participant.

5.2

Status of Accounts.  Accounts and sub-accounts established hereunder shall be  record-keeping devices utilized for the sole purpose of determining benefits payable under this Plan, and will not constitute a separate fund of assets but shall continue for all purposes to be part of the general, unrestricted assets of the Company and its Affiliates, subject to the claims of their general creditors.

5.3

Deemed Investment of Amounts Deferred.

(a)

Equity Compensation Sub-Account.  The Participant’s Equity Compensation Sub-Account shall hold shares of the Participant’s Phantom Stock and shall be credited with earnings and dividends as set forth in the Phantom Stock Agreement(s) between the Company and the Participant.  In the event the Participant forfeits shares of Phantom Stock in accordance with the terms of a Phantom Stock Agreement, the Participant’s Equity Compensation Sub-Account shall be debited for the number of shares of Phantom Stock forfeited along with any earnings and dividends related to such shares.

(b)

Cash Compensation Sub-Account. In connection with a Participant’s election to defer compensation for a Plan Year pursuant to Article IV, a Participant may elect to have earnings, gains, or losses with respect to deferrals into his or her Cash Compensation Sub-Account for such Plan Year calculated based on one of the two deemed investment alternatives below.  In the event the Participant fails to make an election regarding the deemed investment of his Cash Compensation Sub-Account, the Participant shall be deemed to have elected the Common Stock Option (described below).  The Participant’s actual or deemed investment election shall continue in effect for future Plan Years unless and until modified by the Participant.  Any such modification (i) shall apply prospectively only to amounts deferred in future Plan Years, and (ii) shall be made at the same time as modifications to deferral elections are made under Section 4.2, above.

(c)

Common Stock Option.  Any portion of the Cash Compensation Sub-Account deemed invested under this option (the “Common Stock Option”) shall be accounted for as if invested in shares of Common Stock purchased at Fair Market Value on the date on which a deferral of Cash Compensation is credited to the Participant’s Account.  All shares of Common Stock deemed held in the Participant’s Cash Compensation Sub-Account shall be credited with dividends at the same time and at the same rate as actual dividends are paid by the Company with respect to its Common Stock.  Dividends credited hereunder shall be deemed reinvested in additional shares of Common Stock purchased at Fair Market Value as and when the dividends are credited.

(d)

Certificates of Deposit Option.  Any portion of the Cash Compensation Sub-Account deemed invested under this option (the “Certificates of Deposit Option”) will be credited with interest calculated at a monthly rate using the typical rates paid by major banks on new issues of negotiable Certificates of Deposit on amounts of $1,000,000 or more for one year as quoted in The Wall Street Journal under “Consumer Savings Rates” on the Thursday closest to

4

the end of the month or other published source of such rates as identified by the Company’s Treasury department.  The interest credited to each Participant’s Cash Compensation Sub-Account shall be calculated based on the amount deemed invested in the Certificate of Deposit Option at the beginning of each particular month.

ARTICLE 6

DISTRIBUTIONS

6.1

Time of Payment.  Subject to Section 7, below, all Accounts under the Plan shall be distributable as soon as administratively feasible following the first to occur of the Participant’s (a) Separation from Service, (b) Disability, or (c) death.

6.2

Forms of Payment Upon Separation from Service.

(a)

Elections Generally. In connection with a Participant’s elections to defer compensation for a Plan Year pursuant to Sections 4.1 and 4.2 above, a Participant may elect to receive all amounts credited to his or her Account (whether to the Cash Compensation Sub-Account or to the Equity Compensation Sub-Account) for such Plan Year (as adjusted for earnings) that are distributed upon Separation from Service in either a lump sum or in up to four (4) annual installments. The Participant’s distribution election shall continue in effect for future Plan Years unless and until modified by the Participant.  Any such modification (i) shall apply prospectively only to amounts deferred in future Plan Years, and (ii) shall be made at the same time as modifications to deferral elections are made under Section 4.2, above.

(b)

409A Transition Elections.  Notwithstanding the required deadline in Section 6.2(a) above for the submission of an election as to the form of payment, the Board may, as permitted by Code Section 409A and related Treasury guidance or regulations, provide a limited period in which Participants may make new elections, which limited period shall in all events expire on December 31, 2007.  Any election as to the form of payment made in accordance with the requirements established by the Board, pursuant to this section, shall not be treated as a change in the form or timing of a Participant’s benefit payment for purposes of Code Section 409A or the Plan.

The Board shall interpret all provisions relating to an election submitted in accordance with this section in a manner that is consistent with Code Section 409A and related Treasury guidance or regulations.  If any election submitted prior to December 31, 2006 in accordance with this section either (i) relates to payments that a Participant would otherwise receive in 2006, or (ii) would cause payments to be made in 2006, such election shall not be effective.  If any distribution election submitted on or after January 1, 2007 and prior to December 31, 2007 in accordance with this section either (i) relates to payments that a Participant would otherwise receive in 2007, or (ii) would cause payments to be made in 2007, such election shall not be effective.

6.3

Disability or Death.  Notwithstanding any election made by the Participant, all amounts then credited to the Participant’s Account upon the Participant’s death or Disability shall be distributed in a single lump sum to the Participant or the Participant’s Beneficiary as soon as administratively possible.

6.4

409A Change in Control.  Notwithstanding any election made by the Participant, in the event of a 409A Change in Control, all amounts then credited to the Participant's Account shall be distributed to the Participant in a single lump sum within 60 days following the 409A Change in Control.

6.5

Calculation of Distributions.

(a)

Lump Sum.  All lump sum distributions shall be based on the value of the Participant’s Account (or the portion thereof to be paid in a lump sum) as of the last day of the calendar month preceding the payment date.

(b)

Installment Distributions.  Under an installment payout, the Participant's first installment shall be equal to a fraction of the balance credited to his or her Account (or the portion of that Account to be paid in installments) as of the last day of the calendar month preceding such payment, the numerator of which is one and the denominator of which is the total number of installments selected.  The amount of each subsequent payment shall be a fraction of the balance in the Participant's Account (or the portion of that account to be paid in installments) as of the last day of the calendar month preceding each subsequent payment, the numerator of which is one and the denominator of which is the

5

total number of installments elected minus the number of installments previously paid.  Each subsequent anniversary payment shall be made on the anniversary date of the initial payment.

6.6

Method of Payment.  All payments shall be made in cash.

ARTICLE 7

WITHDRAWALS FOR UNFORESEEABLE EMERGENCIES

7.1

Petition.  If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Board to receive a partial or full payout from the Plan, subject to the provisions set forth below.

7.2

Amount of Withdrawal; Necessity. The payout, if any, from the Plan shall not exceed the lesser of:  (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Board in its sole discretion; or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution.  Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of deferrals under this Plan.

7.3

Payment; Cessation of Deferrals.  If the Board, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval, and the Participant’s deferrals of Cash Compensation under the Plan shall be terminated as of the date of such approval.

7.4

409A.  Notwithstanding the foregoing, the Committee shall interpret all provisions relating to a payout and/or termination of deferrals under this Section in a manner that is consistent with Code Section 409A and relevant guidance thereunder.

ARTICLE 8

ACCOUNT STATEMENTS

Within 45 days after the end of the calendar year, a statement will be sent to each Participant listing the balance in his Account as of the end of the year.

ARTICLE 9

ADMINISTRATION

The Board shall administer the Plan and shall have full authority to make such rules and regulations deemed necessary or desirable to administer the Plan and to interpret its provisions.  However, no member of the Board shall vote or act on any matter relating solely to himself or herself.

ARTICLE 10

AMENDMENT AND TERMINATION

The Plan may be amended, modified or terminated by the Board.  No amendment, modification, or termination shall adversely affect a Participant's rights with respect to amounts accrued in his or her Account.

ARTICLE 11

MISCELLANEOUS

11.1

Election Forms.  All elections shall be made on forms prepared by the Corporate Secretary and must be dated, signed, and filed with the Company's Corporate Secretary in order to be valid.

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11.2

Source of Payments.  The Company and each participating Affiliate will pay all benefits for its Directors arising under this Plan, and all costs, charges and expenses relating to such benefits, out of their general assets.  The right of a Participant to receive any unpaid portion of his or her Account shall be an unsecured claim against the general assets of the Company and its Affiliates and will be subordinated to the general obligations of the Company and its Affiliates.

11.3

No Assignment or Alienation.

a)

General.  Except as  (provided in subsection (b) below, the benefits provided for in this Plan shall not be anticipated, assigned (either at law or in equity), alienated, or be subject to attachment, garnishment, levy, execution or other legal or equitable process.  Any attempt by any Participant or any Beneficiary to anticipate, assign or alienate any portion of the benefits provided for in this Plan shall be null and void.

(b)

Exception: DRO.  The restrictions of subsection (a) shall not apply to a distribution to an “alternate payee” (as defined in Code section 414(p)) pursuant to a “domestic relations order” (“DRO”) within the meaning of Code section 414(p)(1)(B).  The Board shall have the discretion, power, and authority to determine whether an order is a DRO.  Upon a determination that an order is a DRO, the Board shall cause the Company or the relevant Affiliate to make a distribution to the alternate payee or payees named in the DRO, as directed by the DRO.

11.4

Beneficiaries.  A Participant shall have the right to designate one or more Beneficiaries to receive some or all amounts payable under the Plan after the Participant’s death.  In the absence of an effective Beneficiary designation, all payments shall be made to the personal representative of the Participant’s estate.

11.5

No Creation of Rights.  Nothing in this Plan shall confer upon any Participant the right to continue as a Director.

11.6

Payments to Incompetents.  If the Board determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Board may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Board may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any such payment shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

11.7

Court Order.  The Board is authorized to make any payments directed by court order in any action in which the Plan or the Board has been named as a party.

11.8

Code Section 409A Savings Clause.  It is the intent of the Company that all payments and benefits under this Plan be made in accordance with Code Section 409A or an exception thereto. To the extent that any payment or benefit would violate Code Section 409A, the Board shall delay or restructure such payment or benefit to the minimum extent necessary to avoid the application of Code Section 409A.

11.9

Attorney Fees; Interest.  The Company and its Affiliates agrees to pay as incurred, to the full extent permitted by law, and in accordance with Code Section 409A, all legal fees and expenses which a Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Participant, or others following a Change in Control regarding the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including as a result of any contest by the Participant about the amount of any payment pursuant to this Plan), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.  The foregoing right to legal fees and expenses shall not apply to any contest brought by a Participant (or other party seeking payment under the Plan) that is found by a court of competent jurisdiction to be frivolous or vexatious.

11.10

Distribution in the Event of Taxation.  If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes subject to federal income tax under Section 409A with respect to the Participant prior to receipt, a Participant may petition the Board for a distribution of that portion of his or her benefit that has become taxable.  Upon

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the grant of such a petition, which grant shall not be unreasonably withheld, the Company or the relevant Affiliate shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid vested Account balances).  If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted.  Such a distribution shall affect and reduce the benefits to be paid under this Plan.

11.11

Governing Law.  To the extent not preempted by federal law, this Plan shall be governed by the laws of the State of Utah, without regard to conflicts of law principles.

This amendment and restatement of the Questar Corporation Deferred Compensation Plan for Directors has been adopted this 24th day of October, 2007, to be effective as of the Effective Date set forth herein.

QUESTAR CORPORATION

By:______________________________________

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